UNITED STATES ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                PHIBRO-TECH, INC.

                                       AND

                                  NUFARM, INC.

                                   ----------

                                As of May 1, 2001

                                   ----------

ARTICLE 1    Purchase and Sale of Assets of the U.S. Agtrol Division.........  1

    1.1      Sale of Purchased Assets........................................  1

    1.2      Purchased Assets................................................  1

    1.3      Excluded Assets.................................................  2

ARTICLE 2    Consideration...................................................  4

    2.1      Purchase Price..................................................  4

    2.2      Assumed Liabilities; Excluded Liabilities.......................  5

    2.3      Certain Closing Prorations and Adjustments......................  6

    2.4      Non-assignability...............................................  6

    2.5      Collection of Receivables.......................................  7

    2.6      Supply Agreement; License Agreement.............................  8

ARTICLE 3    Closing; Deliveries; Conditions Precedent.......................  8

    3.1      Closing.........................................................  8

    3.2      Seller's Deliveries.............................................  9

    3.3      Buyer's Deliveries..............................................  9

    3.4      Condition Precedent of Buyer and the Seller..................... 10

    3.5      Buyer's Conditions Precedent.................................... 10

    3.6      Seller's Conditions Precedent................................... 11

ARTICLE 4    Representations and Warranties of the Seller.................... 11

    4.1      Organization, Standing and Qualification; Authority............. 11

    4.2      No Violation; Qualification..................................... 12

    4.3      Financial Statements............................................ 12

    4.4      Absence of Undisclosed Liabilities.............................. 13

    4.5      Absence of Certain Changes or Events............................ 13

    4.6      Tax Liabilities................................................. 13

    4.7      Leasehold Interests............................................. 13

    4.8      Other Property.................................................. 14

    4.9      Registered Patents, Trade Names, Trademarks and Copyrights...... 14

    4.10     Title to Assets................................................. 15

    4.11     Contracts....................................................... 15

    4.12     Compliance with Laws............................................ 15

    4.13     Litigation and Claims........................................... 15


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    4.14     Permits......................................................... 16

    4.15     Employees....................................................... 17

    4.16     Employment Contracts and Benefits............................... 17

    4.17     Fees............................................................ 18

    4.18     Environmental Laws.............................................. 18

    4.19     Disclosure of Confidential Information to Others;
             Restrictive Agreements.......................................... 18

    4.20     Books and Records............................................... 19

    4.21     Validity of Representations and Warranties...................... 19

ARTICLE 5    Representations and Warranties of Buyer......................... 20

    5.1      Organization and Standing....................................... 20

    5.2      Authority....................................................... 20

    5.3      Litigation...................................................... 20

    5.4      Financing....................................................... 20

    5.5      No Violation; Qualification..................................... 20

    5.6      Brokerage or Finder's Fee....................................... 21

    5.7      Investigation................................................... 21

ARTICLE 6    Certain Covenants............................................... 21

    6.1      Consents........................................................ 21

    6.2      Certain Employee Matters........................................ 22

    6.3      Disclosure of Business Secrets.................................. 23

    6.4      Non-Competition, Non-Disclosure and Non-Solicitation............ 23

    6.5      Bulk Sales Laws................................................. 25

    6.6      Transactional Taxes............................................. 25

    6.7      Books and Records............................................... 25

    6.8      Product Registrations........................................... 26

    6.9      Product Rework.................................................. 26

    6.10     Stock Sales..................................................... 26

ARTICLE 7    Indemnification................................................. 26

    7.1      Seller's Obligation to Indemnify................................ 26

    7.2      Buyer's Obligation to Indemnify................................. 27

    7.3      Procedure for Satisfaction of Indemnity Claims.................. 27

    7.4      Survival and Other Matters...................................... 29


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

    7.5      Satisfaction of Indemnity Claims................................ 30

    7.6      Interest........................................................ 31

ARTICLE 8    Miscellaneous................................................... 31

    8.1      Certain Defined Terms........................................... 31

    8.2      Certain Understandings.......................................... 35

    8.3      Binding Agreement............................................... 36

    8.4      Assignment...................................................... 36

    8.5      Public Announcements............................................ 36

    8.6      Law To Govern................................................... 36

    8.7      Notices......................................................... 36

    8.8      Entire Agreement................................................ 37

    8.9      Waivers......................................................... 38

    8.10     Severability.................................................... 38

    8.11     Income Tax Position............................................. 38

    8.12     Third-Party Beneficiaries....................................... 38

    8.13     Time of the Essence............................................. 38

    8.14     Waiver of Jury Trial............................................ 38

    8.15     Drafting........................................................ 39

    8.16     Counterparts.................................................... 39

    8.17     Headings........................................................ 39

    8.18     Further Assurances.............................................. 39

    8.19     Dispute Resolution.............................................. 39


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


EXHIBITS

Exhibit A             Buyer Note
Exhibit B             Supply Agreement
Exhibit C             License Agreement
Exhibit D             Assignment and Assumption Agreement

SCHEDULES

Schedule 1.2(a)       Tangible Personal Property
Schedule 1.2(b)       Leasehold Interests
Schedule 1.2(c)       Inventory
Schedule 1.2(d)       Contracts
Schedule 1.2(e)       Intangibles
Schedule 2.5          Receivables

Schedule 3.5(d)       Contracts to be Assigned Prior to Closing
Schedule 4.1          Jurisdictions the Seller is Authorized to do Business
Schedule 4.3          Financial Statements
Schedule 4.7          Real Property
Schedule 4.9          Intellectual Property
Schedule 4.10         Title of Assets
Schedule 4.11         Contracts
Schedule 4.13         Litigation
Schedule 4.14         Permits
Schedule 4.15         Employees
Schedule 4.16         Benefit Plans
Schedule 4.19         Disclosure of Confidential Information to Others;
                      Restrictive Agreements
Schedule 6.2          Employees to be Offered Employment
Schedule 8.2(a)       Persons of Seller "with knowledge"


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

                     UNITED STATES ASSET PURCHASE AGREEMENT

      This United States Asset Purchase Agreement (this "Agreement"), dated as of May 1, 2001 (the "Effective Date"), is by and between Phibro-Tech, Inc., a Delaware corporation (the "Seller"), and Nufarm, Inc., a Delaware corporation ("Buyer").

      WHEREAS, the Seller and its Affiliates own and operate, directly and indirectly, through the Seller, LC Holdings S.A., a French societe anonyme ("LC Holdings"), Agtrol International S.A., a French societe anonyme, Agtrol Internacional (Argentina) S.A. ("Agtrol Argentina"), and Agtrol International (Mexico) S.A. ("Agtrol Mexico"), the division known as Agtrol International, which division engages in the business of developing, manufacturing and marketing certain fungicides, bactericides and plant-growth regulators ("Agtrol International");

      WHEREAS, the parties desire (a) that pursuant to this Agreement, the Seller sells to Buyer the assets of Agtrol International that are utilized by Agtrol International to conduct its business in and from the United States of America, including the China office and excluding the operations of the Facility (the "U.S. Agtrol Division"); and (b) that Buyer purchase such assets of the U.S. Agtrol Division from the Seller, on the terms and subject to the conditions set forth herein; and

      WHEREAS, defined terms have the meanings stated in Section 8.1.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and upon the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

             Purchase and Sale of Assets of the U.S. Agtrol Division

      1.1 Sale of Purchased Assets. At the Closing, the Seller shall sell, assign, convey and otherwise transfer to Buyer, and Buyer shall purchase from the Seller, all right, title and interest of the Seller in and to the Purchased Assets, free and clear of all Liens, other than Permitted Liens.

      1.2 Purchased Assets. At the Closing, the Seller shall sell, assign, convey and otherwise transfer to Buyer, and Buyer shall purchase from the Seller, the following properties and assets of the Seller that are used or held for use primarily by the U.S. Agtrol Division, as such exist on the Closing Date (the "Purchased Assets"), free and clear of all Liens other than Permitted
Liens:

            (a) Tangible Personal Property. All vehicles, machinery, equipment, office furniture, office equipment, office materials and supplies and other tangible personal property, all of which is identified on Schedule 1.2(a) (collectively the "Tangible Personal Property").

            (b) Leasehold  Interests.  All leasehold  interests in real property
      wherever  located,   all  of  which  are  identified  on  Schedule  1.2(b)
      (collectively the "Leasehold Interests").

            (c) Inventory. (i) All inventories, wherever located, of finished Copper Products and finished Non-Copper Products and (ii) all inventories of raw materials, works in process, supplies and packaging materials to the extent such raw materials, works in process, supplies and packaging materials relate to Non-Copper Products, all of which are identified by location on Schedule 1.2(c) (collectively the "Inventory").

            (d) Contracts. All right, title and interest in and to contracts, agreements, purchase orders, licenses and leases, all of which, other than purchase orders entered into in the ordinary course of business, are set forth on Schedule 1.2(d) (all of the foregoing, including purchase orders entered into in the ordinary course of business, being collectively the "Contracts").

            (e) Intangibles. All right, title and interest in and to (i) all copyrights, trademarks, trade names, logos, service marks, product specifications, all governmental registrations, including the Registrations, and data in support of Registrations (including any right to any compensation for the use thereof) with respect to Copper Products and Non-Copper Products and applications for any of the foregoing, (ii) know-how, trade secrets, technology, software and production and other processes and formulae related to the formulation or manufacture of Non-Copper Products, other than the technology licensed under the License Agreement, (iii) all rights under warranties from suppliers of Inventory and Tangible Personal Property, (iv) telephone numbers, postal addresses, domain names, web sites and other intangible proprietary property, (v) all approvals, consents, licenses, permits, waivers and other authorizations issued, granted, given or otherwise made available under the authority of any government or political subdivision thereof or any executive, judicial, legislative, regulatory or administrative agency, authority or office, to the extent assignable to Buyer, and (vi) an undivided equal co-ownership interest with the Seller in and to the know-how, trade secrets, technology and production and other processes and formulae related to the formulation or manufacture of Copper Products, all of which (other than data in support of any governmental registrations) are identified on Schedule 1.2(e).

            (f) Prepaid Items. All right, title and interest of the Seller in and to all prepaid items relating primarily to any of the other Purchased Assets or the operation of the U.S. Agtrol Division, but only to the extent of an adjustment to the Purchase Price therefor is paid to the Seller in accordance with Section 2.3 (collectively "Prepaids").

            (g) Business Records. All right, title and interest in and to all engineering and production reports, consulting reports, health and safety data marketing data and reports, forecasts, financial data and reports, product catalogues, copies of personnel records, mailing lists, vendor and supplier lists, customer lists and any other similar information in tangible and/or electronic form (collectively the "Business Records").

            (h) Goodwill. All goodwill in and going concern value including the right to use the name "Agtrol" and any variations thereof and any goodwill related thereto.

      1.3 Excluded Assets. All properties, assets and business of the Seller anywhere in the world, including the remaining businesses of the Seller other than the U.S. Agtrol Division, other than the Purchased Assets, shall be excluded from the Purchased Assets (collectively, the "Excluded Assets"). Such Excluded Assets include:


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

            (a) all assets, properties, business and rights pertaining or relating to any of the businesses owned, operated or managed by the Seller (other than those which relate primarily to the U.S. Agtrol Division);

            (b) all shares of capital stock, and all other equity interests and securities, of or in the Seller or any of the subsidiaries thereof;

            (c) the names Philipp Brothers Chemicals, Inc., Philipp Brothers, Phibro, Phibro-Tech and any and all variations thereof and all goodwill related thereto;

            (d) all Excess Inventory and all inventories of raw materials, works in process, supplies and packaging materials for the purpose of the production of Copper Products;

            (e) all cash, cash equivalents and similar type investments of the Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, and unearned insurance premiums, excluding, however, Prepaids;

            (f) all accounts receivable, notes receivable and other receivables of the Seller, including all intracompany receivables, all of which are identified on Schedule 1.3(f) (collectively the "Receivables");

            (g) all personal effects that are owned by personnel of the U.S. Agtrol Division and not by the Seller;

            (h) all financial and tax reports, ledgers and books and records, Tax returns and work sheets related to any of the foregoing, to the extent not related primarily to the U.S. Agtrol Division;

            (i) all organizational documents, corporate seals, minute books and books and records that pertain to the organization, existence and/or capitalization of the Seller;

            (j) any and all policies of insurance, including any and all rights thereunder, of the Seller;

            (k) all rights of the Seller to enforce (i) the obligations of Buyer to pay, perform or discharge the Assumed Liabilities and (ii) all other obligations of Buyer under or in connection with, as well as all other rights of the Seller under or in connection with, this Agreement and/or any of the other Transaction Documents;

            (l) all rights of the Seller to claims for refunds of Taxes;

            (m) any and all rights necessary to defend against any and all debts, liabilities and obligations retained by the Seller, including, but not limited to, rights of setoff which the Seller may have with respect to any of such debts, liabilities and obligations;


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

            (n) any and all claims or causes of action against third parties that accrue or have accrued against or in favor of the Seller prior to the Closing Date or that arise or have arisen out of any one or more events, conditions or circumstances prior to the Closing Date;

            (o) any assets of any compensation or benefit plan or arrangement of the Seller;

            (p) an undivided equal co-ownership interest with Buyer in and to know-how, trade secrets, technology, and production and other processes or formulae related to the formulation or manufacture of Copper Products;

            (q) any and all rights of the Seller to patents related to the formulation or manufacture of Copper Products, including the provisional patent and other technology that is licensed pursuant to the License Agreement, except to the extent licensed under the License Agreement; and

            (r) the property, plant and equipment of the Seller, including the plant located in Sumter, South Carolina (the "Sumter Plant").

Notwithstanding the foregoing, certain of the Excluded Assets may be acquired by Buyer and/or its Affiliates as of the date hereof in connection with the Argentina Stock Sale and/or the Mexico Stock Sale.

                                   ARTICLE 2

                                 Consideration

      2.1 Purchase Price.

            (a) In consideration of the sale, assignment and transfer of the Purchased Assets, at the Closing (i) Buyer shall pay to the Seller the sum of $14,775,000 (the "Cash Amount") and (ii) Buyer shall deliver to Seller an unsecured promissory note substantially in the form attached as Exhibit A hereto (the "Buyer Note") in the Aggregate Amount of $1,224,990 (the "Note Amount," and together with the Cash Amount, as adjusted pursuant to Sections 2.1(d) and 2.3, the "Purchase Price"). All payments under this Section shall be by wire transfer of immediately available funds in U.S. dollars to an account or accounts specified in writing by the Seller prior to Closing.

            (b) Commencing on the Closing Date or such prior date as the parties hereto may mutually agree, the Seller shall take a physical inventory count of the Inventory and shall conduct such count in accordance with GAAP and shall employ counting procedures consistent with previous physical inventory counts conducted by the U.S. Agtrol Division (the "Inventory Count"). The Seller shall make its employees available for the taking of the Inventory Count and Buyer and its representatives shall have the right, as Buyer reasonably deems appropriate, to participate in the taking of the Inventory Count. Each party shall be responsible for its respective costs of the Inventory Count. The Inventory Count shall include only such Inventory that: (i) is of a quality that is usable or saleable condition in the ordinary course of business and has a shelf life of at least (A) three (3) months in the case of antibiotics and (B) twelve (12) months in all other count products, each calculated from the date of the Inventory Count; (ii) is in the physical possession or control of


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

      the Seller at its facilities, at public warehouses, or in transit from its suppliers; (iii) complies or will comply with all applicable laws, rule, regulations and other specifications in order to permit the sale of such Inventory in the ordinary course of business without any addition or other modification to the physical makeup thereof; (iv) meets industry standards; and (v) is not materially in excess of the normal stocking patterns of the Seller based on the seasonal nature of its business. Promptly after the Closing, the Seller shall prepare a statement setting forth the U.S. dollar value of such Inventory as of the close of business on the Effective Date (the "Effective Date Inventory Calculation"), using the results of the Inventory Count as the basis for such calculation. Any Inventory not included in the Effective Date Inventory Calculation as a result of the foregoing shall be referred to herein as "Excess Inventory." The Effective Date Inventory Calculation shall be prepared in accordance with GAAP, in a manner consistent with the preparation of the Financial Statements. The Seller shall use all reasonable efforts to cause the Effective Date Inventory Calculation to be prepared and delivered to Buyer within ten (10) days after the Closing. Buyer and its authorized representatives, at Buyer's expense, shall have the right to review the Effective Date Inventory Calculation delivered by the Seller to Buyer and to review any working papers with respect to its preparation. Without charge by Buyer, Buyer shall cause its employees to cooperate fully and on a timely basis and to assist the Seller with its preparation of the Effective Date Inventory Calculation, and shall provide the Seller and its authorized representatives reasonable access to the books, records and facilities that constitute part of the Purchased Assets for such purpose.

            (c) Buyer shall be deemed to have accepted the Effective Date Inventory Calculation, unless within ten (10) days after delivery thereof to Buyer, Buyer gives written notice to the Seller of Buyer's objection to any item therein, citing the item or principle disputed. If Buyer gives such written notice of objection and the Seller and Buyer resolve such dispute, such inventory calculation, as so resolved, shall be the Effective Date Inventory Calculation. If Buyer gives such written notice of objection and Buyer and Seller shall attempt to resolve such dispute in accordance with Section 8.19.

            (d) If (i) the Inventory as reflected in the Effective Date Inventory Calculation exceeds $6,188,000, the Purchase Price shall be increased by the U.S. dollar amount of such excess (the "Excess Inventory Amount") and Buyer shall pay to the Seller the amount of such Excess Inventory Amount and (ii) the Inventory as reflected in the Effective Date Inventory Calculation is less than $6,188,000, the Purchase Price shall be reduced by the U.S. dollar amount of such shortfall (the "Inventory Value Shortfall") and the Seller shall pay to Buyer the amount of such Inventory Value Shortfall. Any payment required under this Section 2.1(d) shall be paid within five (5) Business Days after the final determination of the Effective Date Inventory Calculation by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated by the party entitled to such payment.

      2.2 Assumed Liabilities; Excluded Liabilities. In addition to the Purchase Price payable pursuant to Section 2.1, effective as of the Effective Date, Buyer hereby agrees to assume, pay, perform, discharge and otherwise satisfy promptly when due, and to indemnify and hold harmless the Seller from and against, only
(a) under the Contracts to the extent arising with respect to the period on or after the Effective Date and to the extent such liabilities would be the liabilities of the Seller but for the assignment of the Contract, and (b) relating to the U.S. Agtrol Division or the use of the Purchased Assets (including the sale of Inventory by Buyer) on or after the Effective Date,


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

including any claims relating to health and safety, environmental, employment and termination of employment on or after the Effective Date (collectively, the "Assumed Liabilities"). Except as provided in this Agreement, Buyer shall not assume or become liable or obligated for or on any contract or agreement of the Seller or for any of any debt, liability or obligation of the Seller, whatsoever, whether known or unknown, direct, contingent or otherwise, however or whenever arising or asserted, including any liability or obligation (i) of the Seller to its employees, customers, creditors or brokers, or to any governmental authority, (ii) in respect of the Excluded Assets, or (iii) relating to the U.S. Agtrol Division or the use of the Purchased Assets prior to the Effective Date, including any claims relating to health and safety, environmental, employment and termination of employment prior to the Effective Date (all such liabilities and obligations of the Seller, herein referred to as the "Excluded Liabilities"). Buyer shall be solely responsible for satisfying all of the Assumed Liabilities and the Seller shall have no liability whatsoever with respect thereto. The Seller shall be solely responsible for satisfying all of the Excluded Liabilities and Buyer shall have no liability whatsoever with respect thereto.

      2.3 Certain Closing Prorations and Adjustments. All utility charges, real estate taxes, personal property taxes, rental payments under Leasehold Interests Leases, rental payments under leases of Tangible Personal Property of the Seller to be assumed by Buyer pursuant to this Agreement and similar items (to the extent included in the Purchased Assets), to the extent Buyer realizes any benefit therefrom on or after the Effective Date, shall be prorated. To the extent the net amount resulting from the foregoing is in favor of the Seller, Buyer shall pay to the Seller, on the Closing Date, such net amount; to the extent the net amount resulting from the foregoing is in favor of Buyer, the Seller shall pay to Buyer, on the Closing Date, such net amount. In either event, such payment shall be by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated by the party entitled to such payment. If any of the apportionments set forth above are not accomplished as of the Closing, then, as soon as practicable thereafter, representatives of the Seller and Buyer shall examine all appropriate books and records in order to make the determination of said apportionments. Buyer and/or the Seller, as the case may be, shall make payment in respect thereof by May 18, 2001; provided that if payments with respect to real or personal property taxes are based in whole or in part on the previous year's taxes, Buyer and/or the Seller, as the case may be, shall make payment to reflect the current year's taxes promptly after the relevant tax amounts are determined. In addition, the Seller shall pay to Buyer, on the Closing Date, by wire transfer of immediately available funds in U.S. dollars to an account or accounts designated by Buyer, an amount equal to all earned or accrued but unpaid sick pay, vacation pay, bonuses and the like, with respect to Employees hired by Buyer, owing in respect of the period preceding the Closing Date.

      2.4 Non-assignability. From the date hereof and through and after the Closing Date, the Seller shall use commercially reasonable efforts to obtain, and Buyer shall cooperate with the Seller to obtain, approvals, consents and waivers necessary to convey to Buyer each of the Purchased Assets, including each Contract (including governmental registrations, permits, licenses and other authorizations) and all claims, rights and benefits arising thereunder or resulting therefrom (each a "Contract Interest"); provided, however, that the Seller shall not be obligated to pay any consideration for any approval, consent or waiver to any third party from whom such approval, consent or waiver is requested. Notwithstanding anything to the contrary herein, to the extent that any lease, contract, license, permit, registration, agreement, purchase order, commitment, property


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

interest or other asset or right included in the Purchased Assets (including without limitation governmental registrations, permits, licenses and other authorizations), or any claim, right or benefit arising thereunder or resulting therefrom is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof or the other party or parties thereto, or any other Person (including any government or governmental regulatory agency or authority), this Agreement shall not, in the event any such issuer or third party shall object to or not grant approval of such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof, absent such approval, consent or waiver; and the Seller shall not be obligated to sell, assign, transfer or convey to Buyer any of its rights or obligations in or to any such Contract Interest without first obtaining all such necessary approvals, consents or waivers. If any of such approvals, consents or waivers shall not have been obtained as of the Closing, the Seller shall use commercially reasonable efforts to cooperate with Buyer in, and to engage in, any reasonable and lawful arrangement designed to provide the benefits of such Contract Interests to Buyer and, if required, to hold the benefit of same as bare trustee for Buyer to the extent permitted by applicable Law and Buyer shall indemnify the Seller for all damages, losses, costs and liabilities relating to any such performance occurring on or after the Effective Date. To the extent the Seller provides the benefit of any Contract as a result of any such arrangement, Buyer shall perform the obligations under such Contract arising in connection with such benefits.

      2.5 Collection of Receivables.

            (a) Attached hereto as Schedule 2.5 is a list of all of the Receivables. From the Closing Date until August 31, 2001 (the "Collection Period"), Buyer shall use commercially reasonable efforts to collect for the benefit of the Seller the Receivables (the "Collections"). All payments received by Buyer during the Collection Period from account debtors indebted on account of both the Receivables and accounts receivable of Buyer arising after the Closing Date shall be applied first to the indebtedness owed by the account debtor on account of the Receivables, and then to any indebtedness owed by the account debtor to Buyer arising subsequent to the Closing Date; provided, however, that Buyer shall not be obligated to apply any of the Receivables to the extent the applicable customer otherwise directs.

            (b) Within five (5) Business Days after the end of each calendar month during the Collection Period (i.e. by June 7, 2001, July 9, 2001, August 7, 2001 and September 10, 2001), Buyer shall deliver to the Seller a statement or report showing all Collections of Receivables during such month. On the first Business Day of each week during the Collection
      Period, Buyer shall forward to the Seller via overnight courier all Collections in the form of checks received by Buyer during the prior week. As of and from September 10, 2001, Buyer shall have no further obligations with respect to Collections and/or Receivables, except that Buyer shall promptly remit to the Seller all Receivables received by Buyer after the Collection Period.

            (c) Buyer shall not have any interest in or to any of the Receivables and shall not agree to any return, settlement, discount, credit, rebilling or reduction of any of the Receivables without the prior written consent of the Seller. Buyer shall not assign, pledge or grant a security interest in any of the Receivables to any third party or claim a security interest or right in or to any of the Receivables. Buyer shall not be obligated to undertake, to institute or to join in any legal action to collect any Receivable.

            (d) The Seller acknowledges that the maintenance of customer relations is fundamental to the U.S. Agtrol Division.

            (e) Subject to Section 2.5(c), Buyer and the Seller each agree that they will immediately upon receipt transfer to the other party any cash or other property received by such party, including in respect of Receivables and vendor rebates, which rightfully belongs to the other party. In this regard, if during the twelve (12) month period after the Closing Date Buyer receives from any customer of the U.S. Agtrol Division as a return any product purchased from the U.S. Agtrol Division prior to the Closing Date which product is marketable, Buyer shall promptly pay to the Seller an amount equal to the value of such returned product, using the value for such product used to determine the final Effective Date Inventory Calculation.

            (f) During the Collection Period, the Seller may request Buyer to contact debtors indebted on account of the Receivables in order to collect such Receivables. Upon such request, Buyer, in its sole option, shall promptly either perform such request or inform the Seller that the Seller may perform such request itself. In the event such request (either by the Seller or by Buyer on behalf of the Seller) does not result in the prompt full payment of such Receivable, the Seller may contact such defaulting account debtor.

      2.6 Supply Agreement; License Agreement. At the Closing, the Seller and Buyer shall enter into (a) a supply agreement, dated as of the Effective Date, for the provision by the Seller to Buyer of products from the Sumter Plant, substantially in the form of Exhibit B hereto (the "Supply Agreement") and (b) an exclusive license agreement, dated as of the Effective Date, providing for the licensing by the Seller to Buyer of that certain patent of the Seller for the continuous process for the manufacture of granular fungicide products, substantially in the form of Exhibit C hereto (the "License Agreement").

                                   ARTICLE 3

                    Closing; Deliveries; Conditions Precedent

      3.1 Closing.

            (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York, at 10:00 a.m., local time, on May 4, 2001 (the "Closing Date"). The effective date of this Agreement shall be the Effective Date and all transactions contemplated herein or in any other Transaction Document shall be deemed to have occurred as of the Effective Date unless otherwise specifically provided to the contrary.

            (b) All proceedings to be taken and all documents to be executed and delivered by the parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed taken and no documents executed or delivered until all have been taken, executed and delivered.

      3.2 Seller's Deliveries. At the Closing, the Seller shall deliver or cause to be delivered to Buyer:

            (a) a certificate of good standing or other appropriate evidence of existence with respect to the Seller, as of a then recent date, issued by the Secretary of State of the State of Delaware;

            (b) the certificate described in Section 3.5(c) and copies of all resolutions of the board of directors and stockholders, if applicable, of the Seller authorizing the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Seller, certified by the corporate secretary or assistant secretary thereof;

            (c) duly authorized assignments by the Seller of the Contracts or novations of the Contracts between Buyer and the other party thereto in replacement of any such Contract incapable of assignment, such novated Contract to be on the same terms and conditions as between the Seller and such other party;

            (d) bills of sale and such other instruments of assignment and conveyance as may be requested by Buyer in order effectively to transfer to Buyer title to the Purchased Assets as herein provided, all in form reasonably requested by Buyer, executed by the Seller;

            (e) the Supply Agreement, executed by the Seller;

            (f) the License Agreement, executed by the Seller;

            (g) any amount to be paid at  Closing  by the Seller to Buyer  under
      Section 2.3;

            (h) an opinion of Golenbock, Eiseman, Assor & Bell, in form and substance reasonably satisfactory to Buyer; and

            (i) all other documents required by the terms of this Agreement or the other Transaction Documents to be delivered by the Seller to Buyer at the Closing, including evidence of termination of Liens on Purchased Assets.

      3.3 Buyer's Deliveries. At the Closing, Buyer will deliver to the Seller:

            (a) the Cash Amount by wire transfer of immediately available funds to such account(s) as the Seller shall specify;

            (b) the Buyer Note, executed by Buyer;

            (c) an assumption agreement, substantially in the form of Exhibit D hereto, executed by Buyer;

            (d) the Supply Agreement, executed by Buyer;

            (e) the License Agreement, executed by Buyer;

            (f) the certificate described in Section 3.6(c) and a copy of resolutions of Buyer authorizing the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby by Buyer, certified by the corporate secretary or assistant secretary of Buyer;

            (g) a certificate of good standing with respect to Buyer, issued as of a then recent date, by the Secretary of State of the State of Delaware;

            (h) any amount to be paid at  Closing  by Buyer to the Seller  under
      Section 2.3;

            (i) an opinion of McDermott, Will & Emery, in form and substance reasonably satisfactory to the Seller; and

            (j) all other documents required by the terms of this Agreement or the other Transaction Documents to be delivered by Buyer to the Seller at the Closing.

      3.4 Condition Precedent of Buyer and the Seller. The obligations of each of Buyer and the Seller under this Agreement to proceed with the Closing are subject to the fulfillment or waiver by the affected party at or prior to the Closing of the condition that no governmental authority or regulatory agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the affected party shall have used its best efforts to have any such order or injunction vacated.

      3.5 Buyer's Conditions Precedent. The obligations of Buyer under this Agreement to proceed with the Closing are subject to the fulfillment or waiver, at the option of Buyer, of the following conditions at or prior to the Closing:

            (a) The representations and warranties of the Seller contained in this Agreement and each certificate delivered by the Seller at the Closing pursuant to this Agreement shall be true and correct in all material respects when made, and shall also be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time except that representations and warranties made as of a specific, indicated date shall be true and correct in all material respects as of such specified date.

            (b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by the Seller at or prior to the Closing shall have been complied with and performed, in all material respects.

            (c) The Seller shall have delivered to and for the benefit of Buyer a certificate of the Seller executed on the Closing Date certifying that the conditions set forth in subsections (a) and (b) of this Section 3.5 have been fulfilled.

            (d) All consents  from  Persons to any  Contract  listed on Schedule
      3.5(d) that may be required in connection with this Agreement or to assure that such contracts continue in full force and effect after the consummation of the transactions contemplated hereby without giving any contracting Person the right to terminate or modify any such Contract shall have been obtained either by duly authorized assignment or novation thereof.

      3.6 Seller's Conditions Precedent. The obligations of the Seller under this Agreement to proceed with the Closing are subject, to the fulfillment or waiver, at the option of the Seller, of each of the following conditions at or prior to the Closing:

            (a) The representations and warranties of Buyer contained in this Agreement and each certificate delivered by it at the Closing pursuant to this Agreement shall be true and correct in all material respects when made, and shall also be true and correct in all material respects at the time of the Closing with the same force and effect as though such representations and warranties were made at that time except that representations and warranties made as of a specific, indicated date shall be true and correct in all material respects as of such specified date.

            (b) Each covenant, agreement and obligation required by the terms of this Agreement to be complied with and performed by Buyer at or prior to the Closing shall have been complied with and performed, in all material respects.

            (c) Buyer shall have delivered to and for the benefit of the Seller a certificate of Buyer executed on the Closing Date certifying that the conditions set forth in subsections (a) and (b) of this Section 3.6 have been fulfilled.

                                   ARTICLE 4

                  Representations and Warranties of the Seller

      Except as otherwise set forth in the disclosure schedule delivered by the Seller to Buyer on the date of the execution by Buyer of this Agreement (the "Disclosure Schedule"), the Seller hereby represents and warrants to Buyer as follows:

      4.1 Organization, Standing and Qualification; Authority.

            (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction where the failure to be so qualified would result in a Material Adverse Effect and each such jurisdictions is listed on Schedule 4.1. The Seller has the requisite corporate power and corporate authority to own and lease its assets and properties, including the Purchased Assets, and to carry on its business in the places such assets and properties are now owned or leased and where such business is presently conducted.

            (b) The Seller has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Supply Agreement, the License Agreement and all other documents executed and/or delivered in connection herewith (collectively the "Transaction Documents") to which it shall be a signatory and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed by, and constitutes the legal, valid and binding obligation of, the Seller and each of the other Transaction Documents, when executed and delivered by the Seller, shall constitute the legal, valid and binding obligation of the Seller, in each case enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. All corporate proceedings required to be taken by the Seller relating to the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly taken.

      4.2 No Violation; Qualification. Except as may be caused or made necessary by facts relating solely to Buyer: (a) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Seller and the consummation by it of the transactions contemplated by this Agreement and by the other Transaction Documents will not (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Seller, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a material default under, or permit the termination of, or cause or permit acceleration under, any material agreement, instrument, debt or obligation to which the Seller is a party or to or by which it is subject or bound, or (iii) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which the Seller is subject or bound, except as would not reasonably be expected to have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement and by the other Transaction Documents; and (b), except as provided herein, no material consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by the Seller in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents, other than those consents that are the obligation of Buyer to obtain.

      4.3 Financial Statements. Attached as Schedule 4.3 are true and complete copies of the following financial statements (the "Financial Statements"): unaudited balance sheets of the U.S. Agtrol Division as of June 30, 1999 and June 30, 2000 and, in each case, the related statements of income and cash flow for the fiscal years then ended prepared by management of the U.S. Agtrol Division and the unaudited balance sheet of the U.S. Agtrol Division as of March 31, 2001 prepared by management of the U.S. Agtrol Division (the "Balance Sheet"). The Financial Statements fairly present in all material respects the financial position of and the results of operations of the U.S. Agtrol Division in accordance with GAAP, consistently applied, as of the respective dates thereof and for the fiscal years covered thereby, subject to the absence of footnotes and, in the case of all interim period Financial Statements, to reasonable year-end adjustments.

      4.4 Absence of Undisclosed Liabilities. The Seller has no material debt or material liability relating to the U.S. Agtrol Division that would be required in accordance with U.S. generally accepted accounting principles ("GAAP") to be set forth or reserved against on a balance sheet of the U.S. Agtrol Division that has not been set forth on the Balance Sheet, except for (i) those incurred after the date of the Balance Sheet in the ordinary course of business consistent with past practice, (ii) covered by insurance, indemnification or comparable arrangements or (iii) which would not reasonably be expected to have a Material Adverse Effect.

      4.5 Absence of Certain Changes or Events. Since the date of the Balance Sheet, there has been no change that, individually or in the aggregate, would have a material adverse effect on the U.S. Agtrol Division, whether or not covered by insurance, and the Seller has no knowledge of any such change that could reasonably be expected to occur, nor has there been any damage, destruction or loss that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the U.S. Agtrol Division, whether or not covered by insurance other than as a result of downturn suffered generally by the Seller's industry. Except as expressly contemplated or permitted by this Agreement, since the date of the Balance Sheet: (a) there has not been any increase in the rate or terms of salary or bonus payable by the Seller to any of the key employees of the U.S. Agtrol Division, except increases occurring in the ordinary course of business in accordance with past practice;
(b) the Seller has not entered into any agreement or transaction relating to the U.S. Agtrol Division, outside the ordinary course of business, consistent with past practice, (c) the Seller has not materially changed its accounting methods, principles or practices in respect of the U.S. Agtrol Division, including its payables and receivables practices, other than as required by changes in GAAP,
(d) the Seller has not sold, transferred, leased to others or otherwise disposed of any of the assets or properties relating primarily to the U.S. Agtrol Division, except in the ordinary course of business, consistent with past practice, (e) the Seller has not experienced any labor union organizing activity, had any actual or threatened employee strike, work stoppage, slow down or lockout, or had any change in its relations with its employees as a group, in each case relating to the U.S. Agtrol Division, (f) the Seller has complied in all material respects with each law, rule or regulation applicable to the conduct of the U.S. Agtrol Division, and (g) the Seller has not entered into any agreement to effect any of the foregoing or otherwise conducted the business of the U.S. Agtrol Division other than in the ordinary course of business, consistent with past practice.

      4.6 Tax Liabilities. The Seller has paid all material liabilities relating to the U.S. Agtrol Division for federal, state and local taxes or similar charges imposed by any taxing authority, including federal, state, local and foreign income, sales, use, excise, franchise, value added, withholding, transfer, real property and personal property taxes (collectively, "Taxes") due and payable by the Seller with respect to the period prior to the Closing Date. The Seller has timely filed, or shall timely file all required returns, reports and other instruments relating to any and all such Taxes. There are no liens for Taxes upon any of the Purchased Assets.

      4.7 Leasehold Interests.

            (a) Schedule 4.7 identifies all real property interests of the Seller, including fee interests, leasehold interests and easements necessary to conduct or primarily used in the operation of the U.S. Agtrol Division.

            (b) The Seller is the holder of valid, enforceable and subsisting interests as lessee under the leases of Leasehold Interests attached to
      Schedule  4.7 (the  "Leases").  The  copies  of the

      Leases set forth on Schedule 4.7 are complete, accurate, true and correct. Except as set forth on Schedule 4.7: (i) each of the Leases is in full force and effect and has not been modified, amended, or altered, in writing or otherwise; (ii) to the Seller's knowledge, (A) all material obligations of the landlord or lessor under the Leases which have accrued have been performed, other than any lease for Leasehold Interests in China, and (B) no party is in material default under any Lease, other than any lease for Leasehold Interests in China; (iii) all obligations of the Seller under the Leases which have accrued have been performed; and (iv) the Seller is not in default in any material respect under any Lease and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the Seller.

            (c) Subject to obtaining the consent of the applicable landlord, the Seller has full legal power and authority to assign its rights under the Leases to Buyer in accordance with this Agreement.

            (d) The Seller has the right to use the Leasehold Interests for the operations currently conducted thereon. The Seller has not received any notice of any pending or threatened real estate Tax deficiency or reassessment or condemnation of all or any portion of any of the Leasehold Interests.

      4.8 Other Property. The books and records of the Seller reflect in all material respects the Tangible Personal Property. No Tangible Personal Property is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located other than in the possession or under the control of any of the Seller. The Tangible Personal Property is in good operating condition, reasonable wear and tear excepted; to the Seller's knowledge, conforms with all applicable laws; and has been maintained by the Seller in the ordinary course. All items constituting the Tangible Personal Property shall be delivered at the Closing with all documentation in the Seller's possession or under its control for Buyer to obtain all permits, licenses and registrations required for their operation.

      4.9 Registered Patents, Trade Names,  Trademarks and Copyrights.  Schedule
4.9 sets forth a list of all registered patents, trade names, trademarks, service marks and copyrights, and all applications in respect of the foregoing, owned, registered or licensed by the Seller that are used primarily in connection with the U.S. Agtrol Division. To the knowledge of the Seller, there is no infringement or alleged infringement of any such patent, trade name, trademark, service mark or copyright. To the knowledge of the Seller, the Seller is not infringing on any patent, trade name, trademark, service mark or copyright of any other Person relating primarily to the U.S. Agtrol Division. Except as otherwise set forth herein, the Seller is not a party to any license agreement or arrangement, whether as licensor, licensee, franchisor, franchisee or otherwise, with respect to any patent, trademark, service mark, trade name or copyright relating primarily to the U.S. Agtrol Division.

      4.10 Title to Assets. At the Closing, the Seller will have, and will, subject to any requisite consents, approvals and re-registrations, convey to Buyer, good and valid title to the Purchased Assets, free and clear of any Lien other than Permitted Liens. Except as set forth on Schedule 4.10, the Purchased Assets constitute all of the assets used by the Seller primarily in connection with the U.S. Agtrol Division and are adequate for the conduct of the U.S. Agtrol Division as presently conducted by the Seller (excluding the property related to general, administrative and other services supplied by the Seller or an Affiliate thereof, the property to be licensed to Buyer pursuant to the License Agreement and certain of the benefits of the Facility under the Supply Agreement).

      4.11 Contracts. To the knowledge of the Seller, all of the Contracts are in full force and effect. As of the Closing Date, the Seller shall have paid in full all amounts due as of the Closing Date under each Contract and will have satisfied in full or provided for all of its obligations thereunder due or to be performed as of the Effective Date in the ordinary course of business. Neither the Seller nor, to the knowledge of the Seller, any other party to any Contract is in material breach thereof or in default thereunder in any material respect and no fact, event or circumstance exists with respect to any Contract that, with the giving of notice or lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained. Except as specifically identified on
Schedule 4.11, no approval or consent of, or notice to or filing with, any Person is required under the terms of any Contract in order that such Contract continues in full force and effect for the benefit of Buyer following the consummation of the transactions contemplated by this Agreement. Schedule 4.11 sets forth a list of all Contracts.

      4.12 Compliance with Laws. At all times since January 1, 1999: the Seller has used, and is presently using, the Purchased Assets, and the Purchased Assets have been used, in compliance in all material respects with all federal, state and local laws, statutes, rules, regulations, ordinances, orders and other requirements of law ("Laws") applicable to the Seller and the Purchased Assets including matters relating to anti-competitive practices, discrimination, employment, zoning, land-use concerns, and health and safety practices and requirements. The Seller is not subject to any judicial, governmental or administrative order, judgment or decree and is not presently charged with or under any governmental or administrative investigation, or, to the Seller's knowledge, threatened with any such investigation or proceeding, in any case relating to the U.S. Agtrol Division. The Seller has not received any notice of any uncorrected violation of any Law asserted by any governmental agency or authority with respect to the U.S. Agtrol Division.

      4.13 Litigation and Claims.

            (a) Except as set forth on Schedule 4.13, there is not pending, nor, to the knowledge of the Seller, threatened, any suit, action, arbitration, or legal or administrative proceeding, against the Seller, arising out of the operations of the U.S. Agtrol Division, or in connection with the transactions contemplated by this Agreement or the other Transaction Documents, in each case which is reasonably expected to have a Material Adverse Effect or a material adverse effect on the ability of Buyer or the Seller to consummate the transactions contemplated by this Agreement or any other Transaction Document including any claims by (i) any past or present employee of the U.S. Agtrol Division for compensation or otherwise arising out of his or her employment with the Seller, (ii) any customer or other Person relating to any products sold or provided by the U.S. Agtrol Division, whether pursuant to any warranty (express or implied), whether due to injury to persons or property suffered by any Person as a result of the sale of any such product by the Seller or otherwise, or (iii) any supplier of the U.S. Agtrol Division. Seller has not received notice of any action, arbitration or proceeding or of any claim of default or non-performance by the Seller asserted by any Person under any contract or other agreement with the Seller that could have a Material Adverse Effect or could have a material adverse effect on the ability of Buyer or the Seller to consummate the transactions contemplated in this Agreement or the other Transaction Documents. The Seller is not in violation in any material respect of any order, writ, injunction, decree or settlement agreement of or with any federal, state, local or foreign court, department, agency or instrumentality with respect to the U.S. Agtrol Division.

            (b) Set forth on Schedule 4.13 are true, complete and correct copies of all written product and service warranties and guarantees, and descriptions of all unwritten product and service warranties and guarantees, in each case given, made or agreed to by the Seller in respect of the U.S. Agtrol Division in connection with the sale of products, services or otherwise, other than those set forth on Seller's standard form of confirmation attached to Schedule 4.13. Schedule 4.13 sets forth each pending claim against the Seller for more than $10,000 by any customer of the U.S. Agtrol Division or any other Person to return products to the U.S. Agtrol Division, by reason of alleged overshipments, defective products or otherwise, and every such claim made, resolved or settled since January 1, 1999 for more than $10,000. Except as set forth on Schedule 4.13, there are no claims for more than $10,000 against the Seller in respect of the U.S. Agtrol Division to return products, by reason of alleged overshipments, defective products or otherwise.

            (c) Schedule 4.13 lists (i) all product recalls and all liabilities, obligations and damages of any kind for death, disease or injury to Persons, business or property relating to products of the U.S. Agtrol Division arising with respect to any period after January 1, 1999 involving amounts in excess of $10,000 (and all product recalls with regard to the amount involved) (each a "Product Liability Matter") and
      (ii) all product warranty claims relating to any products of the U.S. Agtrol Division arising with respect to any period after January 1, 1999 involving amounts in excess of $10,000 (each a "Product Warranty Matter").

      4.14 Permits. Schedule 4.14 lists all governmental (including federal, state and local governments and political subdivisions thereof and regulatory or administrative agencies, authorities and offices) authorizations, licenses, franchises, waivers and permits necessary for the operation of the Purchased Assets and the conduct of the business of the U.S. Agtrol Division as currently operated and conducted, including all registrations issued in respect of the U.S. Agtrol Division by the U.S. Environmental Protection Agency under FIFRA or otherwise (the "Registrations") and by state agencies under state law, rule, regulation or ordinance with respect to such Copper Products and Non-Copper Products or the active ingredients therein, excluding the conduct of business in China (collectively, the "Permits"). Schedule 4.14 lists all of the Copper Products and the Non-Copper Products. The Seller has obtained all Permits and all such Permits are presently in full force and effect. The Seller is conducting the U.S. Agtrol Division in compliance in all material respects with all Permits and no action, proceeding or claim is pending, or to the knowledge of the Seller, threatened to revoke, modify, terminate or invalidate any Permit in any material respect.

      4.15 Employees.

            (a) Schedule 4.15 attached hereto contains the names and addresses of all employees of the U.S. Agtrol Division or of the Seller who provide substantially all of their services to or for the benefit of the U.S. Agtrol Division (the "Employees"), the job designations of each such employee, and the compensation (including bonus) paid to each such employee, presently and for calendar year 2000. Such Schedule also sets forth information concerning any disciplinary proceeding or action taken with respect to any such employees, including any information concerning positive drug tests during the three (3) years prior to the Closing Date.

            (b) Schedule 4.15 sets forth (i) all outstanding employment agreements or commitments and a description of any oral employment agreements or commitments to which the Seller is a party or by which the Seller is bound relating to U.S. Agtrol Division, (ii) all outstanding consulting, retainer or service agreements or arrangements for the rendition of services to the Seller or to which the Seller is a party or by which the Seller is bound relating to the U.S. Agtrol Division, (iii) any agreement, policy or practice that requires the Seller to pay termination or severance pay in respect of the U.S. Agtrol Division and
      (iv) any conciliation agreement, consent decree or settlement between the Seller and any of its employees in respect of the U.S. Agtrol Division.

            (c) Schedule 4.15 attached hereto sets forth a list of any former management or sales employees and other key employees of the U.S. Agtrol Division who left the employ of the U.S. Agtrol Division since July 1, 2000 for any reason, including the job designation of each such employee and the reason such employee left the Seller's employ.

      4.16 Employment Contracts and Benefits.

            (a) The Seller is not a party to any contract or agreement with any labor organization, and the Seller has not agreed to recognize any union or other collective bargaining unit, and no union or other collective bargaining unit has been certified as representing any of the employees of the U.S. Agtrol Division. The Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the U.S. Agtrol Division. No unfair labor practice charges are pending, or to the Seller's knowledge, threatened, against the Seller with respect to the U.S. Agtrol Division. No strikes or arbitration proceedings by employees of the Seller involving labor matters affecting the U.S. Agtrol Division are pending or, to the Seller's knowledge, threatened. The Seller has not experienced any strikes, work stoppage or other material labor difficulties of any nature with respect to the employees of the U.S. Agtrol Division in the past five
      (5) years.

            (b) With respect to the U.S. Agtrol Division, the Seller has complied in all material respects with all Laws relating to the employment of labor, including those Laws relating to safety, health, wages, hours, collective bargaining, unemployment insurance, workers' compensation, equal employment opportunity and payment and withholding of taxes.

            (c) Schedule 4.16 sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change of control or other benefit plans, programs or arrangements, in each case, that is maintained, contributed to or sponsored by the Seller on behalf of current or former employees of the U.S. Agtrol Division (collectively, the "Benefit Plans").

            (d) With respect to each Benefit Plan, the Seller has furnished Buyer with a complete and accurate copy of (i) the plan document or other governing contract, as amended and (ii) the most recently distributed summary plan description and summary of material modifications.

            (e) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee of the U.S. Agtrol Division, (ii) increase any benefits under any Benefit Plan, or
      (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits.

      4.17 Fees. The Seller is not obligated to pay any fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement, other than the Seller's responsibility for the fees of Young & Partners LLC incurred by the Seller in connection with this Agreement. The Seller shall promptly pay such fees as and when due.

      4.18 Environmental Laws. The Seller has conducted and currently conducts the business and operation of the U.S. Agtrol Division in compliance in all material respects with all Environmental Laws. The Seller has obtained all material environmental permits and authorizations necessary for the operation of the Purchased Assets and the business of the U.S. Agtrol Division, and all such permits are in full force and effect and the Seller is in compliance in all material respects with the terms and conditions of all such permits. The Seller has not received any written notice, or is aware, of any current administrative or judicial investigation, proceeding, order, or action with respect to violations, alleged or proven, of Environmental Laws by the U.S. Agtrol Division or otherwise involving the Leasehold Interests or the operations of the Purchased Assets and the business of the U.S. Agtrol Division conducted thereat. No Hazardous Substance that presents any risk to human health or the environment that requires remediation or removal under Environmental Laws is present at the Leasehold Interests, and no amount of Hazardous Substance is present at the Leasehold Interests as a result of any action or inaction of the Seller in violation of Law. "Environmental Laws" means all applicable local, state and federal statutes and regulations relating to the protection of human health and the environment, including the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA") and the regulations adopted thereunder.

      4.19  Disclosure  of  Confidential  Information  to  Others;   Restrictive
Agreements.

            (a) Schedule 4.19 sets forth a true and complete list of all Persons (other than Buyer, Buyer's agents and representatives and employees of the U.S. Agtrol Division) to whom the Seller has disclosed all or any material portion of the Business Secrets during the last two (2) years prior to the Effective Date, including the name and address of each such Person and a copy of any non-disclosure or other agreement executed by such Person with respect to the disclosed information. Except as set forth on Schedule 4.19, no other Person has had possession of or access to, whether with or without the Seller's consent, the customer list of the U.S. Agtrol Division or any other

      Business Secret during the two (2) years prior to the Effective Date. The disclosure of Business Secrets by the Seller to the employees of the U.S. Agtrol Division was solely for the purpose of allowing such employees to conduct the business of the U.S. Agtrol Division on behalf of the Seller; the Seller has given no such employee the right to use the Business Secrets for any other purpose; and the Seller is hereby transferring to Buyer all of its rights against any Person who has in the past or may in the future violate such limited use rights. For the purposes of the this Agreement, "Business Secrets" means any of the following information and materials pertaining or relating to the U.S. Agtrol Division and/or the Purchased Assets, to the extent the Seller reasonably deemed such information to be confidential: customer lists, sales and marketing strategies, sales and gross profit data, cost data, contract information, know-how (other than Copper Product know-how) and the terms of this Agreement, excluding information readily available to the public, whether or not in written form and whether or not the Seller has possession thereof.

            (b) Schedule 4.19 contains all currently existing and effective contracts, agreements or arrangements of any kind, or if oral, a description thereof, to which the Seller is a party or by which the Seller is otherwise bound and which restrict the Seller or any of its Affiliates from engaging in any line of business or from competing with any other Person anywhere in the world with respect to the business of the U.S. Agtrol Division as currently conducted or contemplated.

            (c) Schedule 4.19 contains all non-disclosure or similar such agreements to which the Seller is a party that bind the Seller with respect to information provided or made available to the Seller in connection with the U.S. Agtrol Division.

      4.20 Books and Records. The Seller maintains only one set of books and records with respect to the U.S. Agtrol Division, which books and records are maintained in the ordinary course; all such books and records are in all material respects an accurate reflection of all transactions entered into by the Seller with respect to the U.S. Agtrol Division. Neither the Seller nor anyone acting on its behalf has made any payments or otherwise provided any benefits, direct or indirect, to any customer, supplier, governmental agency or otherwise, or to any employee or agent thereof, in connection with the U.S. Agtrol Division for the purpose of acquiring purchase or sales relationships of the business of the U.S. Agtrol Division or otherwise, that (a) are be unknown or undisclosed to the employers of the persons who received any such payments; (b) are unlawful, in any respect; or (c) are not fully disclosed as such on the books and records of the Seller.

      4.21 Validity of Representations and Warranties. No representation or warranty of the Seller and no statement, report, or certificate furnished or to be furnished by or on behalf of the Seller or any of its respective employees, representatives or agents in connection herewith, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 5

                     Representations and Warranties of Buyer

      Buyer represents and warrants to the Seller that:

      5.1 Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and corporate authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted.

      5.2 Authority. Buyer has all requisite corporate power and corporate authority to enter into this Agreement, the other Transactions Documents and the Buyer Note and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly executed by Buyer constitutes, and each other Transaction Document and the Buyer Note, when executed and delivered by Buyer, will constitute, the legal, valid and binding obligations of Buyer, in each case enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. All corporate proceedings and actions required to be taken by Buyer relating to the execution, delivery and performance of this Agreement, the other Transaction Documents and the Buyer Note, and the consummation of the transactions contemplated hereby and thereby, have been duly taken.

      5.3 Litigation. There is no action, suit, proceeding, arbitration or investigation pending, or, to the knowledge of Buyer, threatened, against Buyer or any of its Affiliates, and there is not outstanding any order, writ, injunction, award or decree of any court or arbitrator or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality to which Buyer or any of its Affiliates is subject, in either case that could reasonably be expected to affect materially adversely the ability of Buyer to consummate the transactions contemplated by this Agreement and by the other Transaction Documents.

      5.4 Financing. At the Closing, Buyer will have all funds necessary to consummate the transactions contemplated by this Agreement and by the other Transaction Documents.

      5.5 No Violation; Qualification. Except as may be caused or made necessary by facts relating solely to the Seller: (a) the execution, delivery and performance of this Agreement and the other Transaction Documents by Buyer and the consummation by it of the transactions contemplated by this Agreement and by the other Transaction Documents will not (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Buyer, (ii) with or without the giving of notice or the passage of time, or both, result in a breach of, or violate, or be in conflict with, or constitute a material default under, or permit the termination of, or cause or permit acceleration under, any material agreement, instrument, debt or obligation to which Buyer is a party or to or by which it is subject or bound, or (iii) violate any law, rule or regulation or any order, judgment, decree or award of any court, governmental authority or arbitrator to or by which Buyer is subject or bound, except as would not reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement and by the other Transaction Documents; and (b) no material consent, approval or authorization of, or declaration, filing or registration with, or notice to, any governmental or regulatory authority or any other third party is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents, other than those consents that are the obligation of the Seller to obtain.

      5.6 Brokerage or Finder's Fee. No Person is entitled to any brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement as a result of any action taken by Buyer, any of its Affiliates or any of its or their officers, directors or employees.

      5.7 Investigation.

            (a) Buyer has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the U.S. Agtrol Division and the Purchased Assets to the extent permitted by the information provided by the Seller.

            (b) In connection with Buyer's investigation of the U.S. Agtrol Division and the Purchased Assets, Buyer has received from the Seller certain projections and other forecasts, plans and budgets and has made its own investigation thereof. Buyer acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that Buyer is familiar with such uncertainties. Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it. Buyer agrees that it shall be estopped from making any claim against the Seller for breach of representation or warranty to the extent that Buyer knew such representation or warranty to be inaccurate or untrue at Closing.

                                    ARTICLE 6

                                Certain Covenants

      6.1 Consents. The Seller shall use commercially reasonable efforts to obtain all consents required of third persons in connection with the transactions contemplated by this Agreement, including consents in respect of Contracts, either by assignment or novation thereof, and Buyer shall provide to the Seller reasonable cooperation in connection therewith. Without limiting the generality of the foregoing, Buyer (a) shall provide such financial statements and other financial information with respect to Buyer as may reasonably be requested, and (b) shall use commercially reasonable efforts, at no cost to Buyer, and shall assist the Seller in its efforts, at no cost to Buyers, to obtain for the benefit of the Seller, from the other party or parties thereto, the release of the Seller from all liabilities and obligations under the Contracts accruing or arising with respect to the period on or after the Effective Date. The provisions of this Section 6.1 shall survive the Closing.

      6.2 Certain Employee Matters.

            (a) Buyer shall offer employment to all of the employees employed by the Seller exclusively for the U.S. Agtrol Division in the United States listed on Schedule 6.2 (the "U.S. Employees") as of June 1, 2001 ("Employment Date"); provided, however, that Buyer may condition such offer of employment on (i) any such U.S. Employee's continuing to be a U.S. Employee on the Employment Date and (ii) the Seller's not having given notice to such U.S. Employee prior to the Employment Date that such U.S. Employee's employment shall be terminated; provided, further, that no U.S. Employee who is on layoff or leave of absence (including disability) on the Employment Date shall be deemed a U.S. Employee unless and until such employee returns to active employment with the U.S. Agtrol Division. Each such offer of employment shall be at the same salary and with substantially the same medical and health insurance benefits as in effect immediately prior to the Employment Date. To the extent that service is relevant for eligibility and vesting under any retirement or employee benefit plan, program or arrangement established or maintained by Buyer or any of its Affiliates for the benefit of U.S. Employees, such plan, program or arrangement shall credit all U.S. Employees for eligibility and vesting service on or prior to the Employment Date with the Seller or any Affiliate or predecessor thereof. Buyer shall cause to be waived all limitations on benefits relating to any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by U.S. Employees and their dependents under the medical and dental plans in which they participate in the calendar year of the Employment Date. Each U.S. Employee who accepts his or her continuation of employment offer shall be, as effective as of the Employment Date, an "at will" employee of Buyer, unless Buyer and such U.S. Employee shall enter into a written employment agreement to the contrary. Nothing herein shall restrict Buyer's ability to change or terminate the benefits or benefit plans provided to any U.S. Employees or to change the "at will" status of such employees. The Seller shall remain responsible for, as an Excluded Liability, and shall pay, any severance claims, costs and causes of action, of all U.S. Employees with respect to the period on or prior to the Effective Date and with respect to the Seller's severance policies.

            (b) Neither the Seller nor Buyer is planning or contemplating, or has made or taken, and neither the Seller nor Buyer shall make or take, any decisions or actions concerning the U.S. Agtrol Division's employees that would require the service of notice under the U.S. Worker Adjustment and Retraining Act of 1988, as amended (the "WARN Act"), or the service of notice, making of a filing or receipt of any other approval under any employee or similar notice, filing or approval provision of applicable foreign, federal, state or local Law, including any decision not to offer employment to any employees of the U.S. Agtrol Division that would cause a violation of the WARN Act or any such similar foreign, federal, state or local Law.

            (c) This Section 6.2 shall operate exclusively for the benefit of the parties to this Agreement (and their permitted assigns) and not for the benefit of any other Person.

            (d) Buyer shall not assume any Benefit Plan or liability or obligation under any plan, contract, payroll practice or other arrangement that the Seller sponsors, contributes to, or participates in, or under which the Seller has or may have any liability or obligation, whether or not disclosed under this Agreement or in any Schedule.

            (e) Buyer shall not assume, and the Seller shall retain and indemnify and hold Buyer harmless from and against, all liabilities and claims brought (i) by current or former employees of the Seller exclusively for the U.S. Agtrol Division (or their respective dependants and beneficiaries) in connection with their employment or termination of employment with the Seller on or prior to the Effective Date, (ii) with respect to any Benefit Plan, including any liability for payment of any claim thereunder or that otherwise arose as a result of events or conditions occurring on or prior to the Effective Date, or (iii) by any current or former independent contractor of the Seller exclusively for the U.S. Agtrol Division (or its respective dependents and beneficiaries) in connection with (A) any challenge to its classification as an independent contractor or (B) any Benefit Plan, and (iv) any employee benefit plan or arrangement maintained by the Seller or any ERISA Affiliate of the Seller.

            (f) To the extent required by applicable Law, the Seller shall be responsible for and retain all liability for, as an Excluded Liability, giving notification of and providing health care continuation coverage to current or former employees of the U.S. Agtrol Division and their "qualified beneficiaries" within the meaning of and as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and shall indemnify and hold Buyer harmless against any liability arising out of any such failure to comply with COBRA; provided, however, that Buyer shall be responsible and liable for giving notice and providing COBRA continuation coverage to any U.S. Employee in connection with Buyer's group medical plan as a result of events occurring on or after the Employment Date to the extent required by applicable Law.

      6.3 Disclosure of Business Secrets. In the event (a) any present or former employee, agent, representative or independent contractor of the Seller has disclosed directly or indirectly or used for his own benefit or for the benefit of another Person any Business Secret learned by such individual while employed or otherwise working for or acting on behalf of the Seller or (b) any Person to whom the Seller or any of its Affiliates has disclosed any Business Secrets, whether pursuant to an non-disclosure agreement or otherwise, discloses or has disclosed directly or indirectly or uses or has used for its own benefit or for the benefit of any other Person any Business Secret so disclosed, the Seller shall, at Buyer's request, and at the Seller's cost and expense, assign to Buyer any cause of action or other claim that the Seller may have against any present or former employee, agent, representative or independent contractor for any actions or omissions prior to or following the Closing. The Seller shall, at its cost and expense, cooperate with Buyer, as reasonably requested by Buyer, in the prosecution of such claim. The provisions of this Section 6.3 shall survive the Closing.

      6.4 Non-Competition, Non-Disclosure and Non-Solicitation.

            (a) For a period commencing on the Effective Date and ending on (i) the date that is four (4) years after the Effective Date if on or prior to such date either party to the Supply Agreement has delivered to the other party notice of non-renewal of the Supply Agreement in accordance with its terms or (ii) the date that is five (5) years after the Effective Date if neither party to the Supply Agreement has delivered to the other party notice of non-renewal in accordance with its terms (the "Restricted Period"), the Seller shall not, and the Seller shall ensure that none of its Affiliates shall, engage, directly or indirectly, in the manufacture, distribution, marketing, developing, and/or sale of products currently sold or distributed by the U.S. Agtrol Division, products sold or distributed at any time during the three (3) years prior to the Effective Date by the U.S. Agtrol Division, products currently in development by the U.S. Agtrol Division and Substitute Products of any of the foregoing, but excluding copper sulfate, copper carbonate and copper oxides and related products (the "Business"), anywhere in the world (the "Restricted Area") except as may be necessary to comply with the Supply Agreement and as permitted under the License Agreement. By way of further definition and explanation of the foregoing, and without limiting the generality of the foregoing restriction, during such Restricted Period, neither the Seller nor any of its Affiliates shall acquire, manage, operate, join, control, participate or become financially interested in, or be connected with (in any capacity, whether as a partner, stockholder, investor, consultant, independent contractor, agent, representative or otherwise), or provide any direct or indirect financial assistance to, any Person that is engaged, directly or indirectly, in the Business within the Restricted Area. Nothing contained herein, however, shall prohibit the Seller or any of its Affiliates (i) from acquiring and owning, for investment purposes only, up to five percent (5%) of the outstanding equity securities of a Person engaged in the Business if such equity securities of any such Person are available to the general public on a national securities exchange, (ii) from taking action to collect any Receivable in accordance with Section 2.5 or (iii) from reworking and/or selling Excess Inventory; provided, however, that the Seller shall first offer such Excess Inventory for sale to Buyer on conditions in the aggregate no less favorable than those on which it may ultimately sell such Excess Inventory.

            (b) The Seller hereby acknowledges, covenants and agrees that, from and after the Closing Date, it will hold any and all items constituting Business Secrets communicated or transmitted to, or otherwise obtained by, it in strictest confidence. The Seller shall not, regardless of the reason therefor, directly or indirectly make use of, exploit, disclose or divulge any Business Secrets to any other Person (except to the extent such information is required to be submitted to any federal, state or local governmental authority or to any other Person pursuant to subpoena or other court process or as may be permitted herein), or make any false statement or otherwise commit any act (including contacting any customers of the U.S. Agtrol Division except to collect Receivables in accordance with Section 2.5 and/or to sell Excess Inventory in accordance with
      Section 6.4(c)(a)) that is intended to be in any way be injurious or detrimental to the Business or to Buyer's use of the Purchased Assets, including Buyer's image, business or customer relations.

            (c) During the Restricted Period, the Seller shall not, for its own benefit, or for the benefit of any other Person, or for any reason, accept any business with respect to the Business from, or intentionally interfere in any manner with Buyer's business relationship with, any customer of the U.S. Agtrol Division except to collect Receivables in accordance with
      Section 2.5 and/or to sell Excess Inventory in accordance with Section 6.4(c)(a). Without limiting the generality of the foregoing, the Seller shall not solicit or induce, or attempt to solicit or induce, any business with respect to the Business (directly or indirectly through any Person) from any customer of the U.S. Agtrol Division, regardless of the purpose. Furthermore, nothing contained in this Section 6.4(c) shall be construed to infer that the Seller is, in any respect whatsoever, retaining any rights to, or in respect of, the customer list of the U.S. Agtrol Division, any customer information of the U.S. Agtrol Division or any other Business Secrets for direct or indirect use after the expiration of the Restricted Period, it being understood and agreed that pursuant to this Agreement Buyer is acquiring all of the Seller's rights thereto without limitation as to time or otherwise.

            (d) During the Restricted Period, neither Buyer nor the Seller shall hire, solicit (except for general solicitations made to the public) or induce, or attempt to hire, solicit or induce (directly or indirectly through any Person), for employment, or interfere in any manner with the other party's relationship with, any employee of such other party hereto or any of its Affiliates.

            (e) The Seller acknowledges and agrees that the agreements and covenants contained in this Section 6.4 are of a unique and valuable nature and may, if breached, result in irreparable damage to Buyer that may not be readily susceptible to monetary valuation; and, accordingly, in the event of the breach of any covenant or agreement contained in this
      Section 6.4, Buyer shall be entitled to seek injunctive or other equitable relief, in addition to any other remedies provided by Law or equity, in furtherance of the enforcement thereof. In no event shall the amount or value of any consideration paid or given by Buyer for the covenants and agreements contained in this Section 6.4, or otherwise in connection with this Agreement, be used to determine the scope or extent of damages suffered by Buyer in the event of a breach by the Seller of such covenants and agreements.

            (f) In addition to the consideration allocated to the covenants and agreements set forth in this Section 6.4, the Seller acknowledges that Buyer would not have completed the transactions contemplated by this Agreement and the Transaction Documents absent the covenants and agreements set forth in this Section 6.4.

            (g) The provisions of this Section 6.4 shall survive the Closing.

      6.5 Bulk Sales Laws. Buyer hereby waives compliance by the Seller with any bulk sales law, including Article 6 of the Uniform Commercial Code, that may be applicable to any of the transactions contemplated by this Agreement.

      6.6 Transactional Taxes. The Seller and Buyer shall each bear and satisfy fifty percent (50%) of any and all sales, transfer, value added, conveyance, stamp, recording or other similar Taxes or governmental charges or fees imposed by any taxing or other jurisdiction (other than any federal, provincial and local Australian Taxes) with respect to the transfer or assignment of the Purchased Assets or otherwise on account of this Agreement or any of the transactions contemplated by this Agreement.

      6.7 Books and Records.

            (a) On reasonable notice from time to time after the Closing Date, Buyer shall permit the Seller and their successors, and the representatives thereof, reasonable access, during normal business hours, for purposes of inspection and/or copying of all correspondence, contracts, agreements and other books and records pertaining to the U.S. Agtrol Division that constitute a part of the Purchased Assets. Buyer shall cause all such materials to be preserved for seven (7) years after the Effective Date.

            (b) Without limiting the provisions of Section 6.7(a), for a period of seven (7) years after the Effective Date, Buyer shall assist and cooperate with the Seller and its successors, at the Seller's expense, in collecting and assembling information that constitute a part of the Purchased Assets.

      6.8 Product Registrations. Buyer shall be responsible for preparing appropriate documentation to transfer from the Seller to Buyer the Registrations, and all rights to all data supporting such registrations, of the U.S. Agtrol Division as necessary, in Buyer's sole judgment, to sell and distribute the Copper Products and the Non-Copper Products. After the Closing Date, to the extent requested by Buyer in order to comply with applicable Law, the Seller shall cooperate with and provide commercially reasonable assistance to Buyer for Buyer to obtain, by transfer or otherwise, any existing registrations for the Copper Products and the Non-Copper Products or the active ingredients therein and rights of the Seller and/or its Affiliates to all data supporting such registrations, held by the Seller in any jurisdiction. The
Seller hereby licenses Buyer to sell and distribute Copper Products and Non-Copper Products under the Seller's Registrations until Buyer has effective Registrations for such products.

      6.9 Product Rework. If, after the Effective Date, Buyer receives as a return any product sold or distributed by the U.S. Agtrol Division on or prior to the Closing Date, which product is no longer marketable, Buyer may use commercially reasonable efforts to rework such product in order to make it marketable. Buyer shall be responsible for and shall bear the first $50,000 of costs it incurs in connection with such rework (the "Rework Costs"). The Seller shall promptly pay to Buyer, notwithstanding any limitations set forth in
Article 7, all Rework Costs incurred by Buyer in excess of $50,000, upon delivery to the Seller of reasonable evidence of the incurrence of such Rework Costs.

      6.10 Stock Sales. The parties shall act in good faith to consummate the sale of all of the issued and outstanding equity interests of Agtrol Argentina (the "Argentina Stock Sale") and Agtrol Mexico (the "Mexico Stock Sale") from the Seller to Buyer for aggregate consideration of $10 pursuant to separate Stock Purchase Agreements that shall substantially replicate the terms and conditions hereof to the extent applicable and subject to such changes (i) as may be necessary or desirable under applicable local law or (ii) as may be reasonable in light of the size and type of the operations of Agtrol Argentina and Agtrol Mexico.

                                    ARTICLE 7

                                 Indemnification

      7.1 Seller's Obligation to Indemnify. From and after the Closing, and subject to the terms and conditions of this Article 7, the Seller hereby assumes and agrees to save, indemnify and hold harmless Buyer and its officers, directors and stockholders (collectively "Buyer Indemnitees") from and against:

            (a) any loss, liability or damage suffered or incurred by any Buyer Indemnitee by reason of any breach by the Seller of any representation or warranty of the Seller set forth in this Agreement;

            (b) any loss, liability or damage suffered or incurred by any Buyer Indemnitee by reason of the non-fulfillment by the Seller of any covenant or agreement to be performed or complied with by the Seller under or pursuant to this Agreement;

            (c) any loss, liability or damage suffered or incurred by any Buyer Indemnitee with respect to or in connection with any one or more of the Excluded Liabilities;

            (d) any liability or damage suffered or incurred by any Buyer Indemnitee arising out of or related to the ownership or use of any of the Purchased Assets and/or the operations, business or activities of the U.S. Agtrol Division prior to the Effective Date (other than with respect to Inventory sold by Buyer or any Affiliate thereof after the Closing Date); and

            (e) any actions, suits, proceedings, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in enforcing any of the obligations under this Section 7.1.

      7.2 Buyer's Obligation to Indemnify. From and after the Closing, and subject to the terms and conditions of this Article 7, Buyer hereby assumes and agrees to save, indemnify and hold harmless the Seller and its officers, directors and stockholders (collectively "Seller Indemnitees") from and against:

            (a) any loss, liability or damage suffered or incurred by any Seller Indemnitee by reason of any breach by Buyer of any representation or warranty of Buyer set forth in this Agreement;

            (b) any loss, liability or damage suffered or incurred by any Seller Indemnitee by reason of the non-fulfillment by Buyer of any covenant or agreement to be performed or complied with by Buyer under or pursuant to this Agreement;

            (c) any loss, liability or damage suffered or incurred by any Seller Indemnitee arising in connection with any Seller Indemnitee for any Assumed Liabilities;

            (d) any loss, liability or damage suffered or incurred by any Seller Indemnitee arising out of or related to the ownership or use of any of the Purchased Assets and/or the operations, business or activities of the U.S. Agtrol Division on or after the Effective Date (including the license under Section 6.8); and

            (e) any actions, suits, proceedings, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing, or incurred in enforcing any of the obligations under this Section 7.2

      7.3 Procedure for Satisfaction of Indemnity Claims. The obligations and liabilities of the parties hereto shall be subject to the following terms and conditions:

            (a) Any party required to indemnify another Person under this Agreement may be referred to herein as the "Indemnifying Party," and any Person entitled to indemnification hereunder may be referred to herein as the "Indemnified Party." Any claim for indemnification made pursuant to this Article 7 is sometimes referred to as an "Indemnity Claim."

            (b) The Indemnified Party shall give prompt written notice to the Indemnifying Party of any Indemnity Claim after learning of the existence thereof; provided, however, that the failure to provide such prompt notice shall in no event impair the rights of the Indemnified Party or limit the obligations of the Indemnifying Party hereunder except to the extent that such failure has an adverse effect on the ability of the Indemnifying Party adequately to defend such claim. In the event of a claim brought by a third party (a "Third Party Claim") which might give rise to an Indemnity Claim by the Indemnified Party, such notice of the Indemnity Claim shall state the nature and basis of said Indemnity Claim and the amount thereof, to the extent known. In the event of any other Indemnity Claim, including one for an alleged breach or misrepresentation hereunder, such notice shall state the nature and basis thereof, the amount of the asserted damages, and the method by which such alleged damages were calculated; provided, however, that the Indemnified Party shall in all events have the right subsequently to revise the basis for such Indemnity Claim and the amount of damages asserted as well as the method by which such damages are calculated.

            (c) In the event of a Third Party Claim:

                  (i)  Provided  that  the  Indemnifying  Party  has  adequately evidenced to the Indemnified Party its ability to satisfy such claim, the Indemnifying Party shall be entitled to contest and to assume the defense of the claim at the Indemnifying Party's expense, and further provided that it utilizes reputable counsel reasonably satisfactory to the Indemnified Party. In the event the Indemnifying Party gives notice to the Indemnified Party of the Indemnifying Party's election to assume the contest or defense as aforesaid, then the Indemnifying Party shall be obligated promptly to defend such claim. The Indemnified Party shall, at the Indemnifying Party's expense, make available to the Indemnifying Party and its attorneys, accountants or other duly designated agents all books and records of the Indemnified Party relating to any such action, suit or proceeding, and the parties hereto agree to render to each other such assistance (at the expense of the Indemnifying Party) as they may reasonably require of each other in order to ensure the proper and adequate contest or defense of any such action, suit or proceeding. The Indemnified Party shall be entitled, with counsel selected by the Indemnified Party, to participate in (but not to control), at its own expense, the defense of any claim or litigation which the Indemnifying Party has, in accordance with the provisions of this subparagraph (i), elected to defend, and to be kept fully informed of the status thereof at all stages, including the right to receive, at the Indemnifying Party's expense, copies of all pleadings and other material papers in connection with such claim or litigation. The Indemnifying Party shall not settle any Third Party Claim without the consent of the Indemnified Party unless (1) the Indemnifying Party fully indemnifies the Indemnified Party for all liabilities, damages, losses, costs and expenses in connection with such settlement of such claim, (2) there is no finding or admission of any violation of Law by the Indemnified Party not agreeing to the settlement, and (3) the relief granted in connection therewith requires no action on the part of, and has no economic or other adverse effect on, the Indemnified Party.

                  (ii) If the  defense of a Third  Party Claim is not assumed by the Indemnifying Party as provided in subparagraph (i) above, then the Indemnified Party may (to the extent that the Indemnified Party determines to do so in its sole discretion) conduct any such proceeding as it deems appropriate utilizing reputable counsel, and may take whatever action it deems necessary or appropriate, to resolve or settle such claim or dispute, but shall in no event have any obligation to defend any such claim or proceeding or to appeal any adverse finding or determination or to defend the appeal by any other party to a favorable determination, it being agreed that any actions taken or omitted with respect to the foregoing shall not avoid, reduce or mitigate the Indemnifying Party's liability hereunder. The Indemnifying Party shall nevertheless, at its own expense, make available to the Indemnified Party and its attorneys and accountants all books and records of the Indemnifying Party relating to such proceedings or litigation and shall render to the Indemnified Party such assistance as may be reasonably requested by the Indemnified Party. The Indemnifying Party shall be entitled, with counsel selected by it, to participate in (but not to control), at its own expense, the defense of any claim or litigation which the Indemnifying Party has not elected to defend in accordance with the provisions of subparagraph (i) above. The Indemnified Party shall not settle any Third Party Claim without first giving notice of the proposed settlement to the Indemnifying Party (the "Settlement Notice"). The Indemnifying Party shall have the right, exercisable within ten (10) Business Days following receipt of the Settlement Notice, to instruct the Indemnified Party not so to settle such Third Party Claim; provided that, in such event, the Indemnifying Party shall be required to assume the defense of any such Third Party Claim subject to and in accordance with the provisions and prerequisites of subparagraph (i) above (including those set forth in the first sentence thereof); provided, further, that the Indemnified Party shall be entitled to settle such Third Party Claim regardless of the instructions of the Indemnifying Party to the contrary if the Indemnifying Party is unable or fails to satisfy the requirements set forth in clauses (A) and (B) contained in the first sentence of subparagraph (i) above.

      7.4 Survival and Other Matters. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document:

            (a) Each representation, warranty, indemnity, covenant and agreement of the Seller and Buyer shall survive the Closing; provided, however, that no Indemnified Party shall be entitled to assert any claim against any Indemnifying Party under Section 7.1(a), 7.1(b) or 7.1(e) (to the extent related to Section 7.1(a) or 7.1(b)), 7.2(a), 7.2(b) or 7.2(e) (to the extent related to Section 7.2(a) or 7.2(b)) of this Agreement unless the Indemnified Party asserting such claim shall notify the Indemnifying Party in writing of such claim, in reasonable detail, prior to the second anniversary of the Closing Date, in which case the Indemnified Party's right to indemnification in respect of such claim will survive.

            (b) The Seller shall have no liability under Section 7.1(a), 7.1(b) and 7.1(e) (to the extent related to Section 7.1(a) and 7.1(b)) and under any similar indemnification provisions for breach of representation, warranty, covenant or agreement by the Seller and/or its Affiliates in the purchase agreements for the French Asset Sale, the Argentina Stock Sale
      and the Mexico Stock Sale (collectively the "Foreign Purchase Agreements"), and Buyer shall have no liability under Section 7.2(a), 7.2(b) and 7.2(e) (to the extent related to Section 7.2(a) and 7.2(b)) and under any similar indemnification provisions for breach of representation, warranty, covenant or agreement by Buyer and/or its Affiliates in the Foreign Purchase Agreements, as the case may be, unless the aggregate amount of all of such party's liabilities thereunder, but for this Section 7.4(b) exceeds $125,000; provided, however, such limit applies to such liabilities in the aggregate, and not to each individual liability, such that once the aggregate of such liabilities exceeds such amount, such party shall be responsible to indemnify the Indemnified Party fully for all such liabilities, to the extent such liabilities exceed such amount; provided, further, that any Rework Costs incurred by Buyer (and not reimbursed by the Seller) in excess of $25,000 shall be included for purposes of determining whether Seller's liabilities have exceeded such amount. Notwithstanding the foregoing, no such monetary limitation shall apply as to any Third Party Claim or to any claim based on fraud or gross negligence.

            (c) The Seller shall have no liability under Section 7.1(a), 7.1(b) and 7.1(e) (to the extent related to Section 7.1(a) and 7.1(b)) and under any similar indemnification provisions for breach of representation, warranty, covenant or agreement by the Seller and/or its Affiliates in the Foreign Purchase Agreements, and Buyer shall have no liability under
      Section 7.2(a), 7.2(b) and 7.2(e) (to the extent related to Section 7.2(a) and 7.2(b)) and under any similar indemnification provisions for breach of representation, warranty, covenant or agreement by Buyer and/or its Affiliate in the Foreign Purchase Agreements, as the case may be, to the extent the aggregate amount of such party's liabilities thereunder, but for this Section 7.4(c), exceeds $18,225,000. Notwithstanding the foregoing, no such monetary limitations shall apply or to any Third Party Claim.

            (d) The Seller shall not have any liability for any misrepresentation or breach of warranty, agreement or covenant under this Agreement if and to the extent that the same is disclosed in any of the Schedules of the Disclosure Schedule.

            (e) The effect of any misrepresentation, breach of warranty, covenant or agreement of, or any indemnifiable claim against, any party under this Agreement shall be determined based solely on damages net of any amounts actually recovered by such party in respect thereof or in connection therewith under any one or more policies of insurance maintained by such party or any third party; provided, however, that no party shall have any obligation to seek any such recovery.

            (f) The effect of any misrepresentation, breach of warranty, covenant or agreement of, or any indemnifiable claim against, any party under or in respect to this Agreement and any damages resulting therefrom shall be determined based solely on damages on a net after-tax basis. NO PARTY SHALL BE HELD LIABLE HEREUNDER FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS OR LOST OPPORTUNITY COSTS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      7.5 Satisfaction of Indemnity Claims. Buyer may not obtain satisfaction of any Indemnity Claim under Section 7.1, by way of set-off against any amounts owing by Buyer to the Seller, including amounts owing on account of the Receivables or owing in respect of the Buyer Note. In all events, and notwithstanding anything to the contrary contained in this Agreement, the Seller agrees and acknowledges that the provisions of this Section shall not be construed as a limitation on the amount or scope of the obligations of the Seller to indemnify Buyer under this Article 7; it being understood that the Seller shall remain fully liable hereunder in accordance with the provisions hereof notwithstanding the unavailability or exhaustion of such payment sources.

      7.6 Interest. An Indemnifying Party shall pay the an Indemnified Party interest at the rate of twelve percent (12%) per annum for any indemnifiable liability from the date such indemnifiable liability was actually paid, incurred or suffered by the Indemnified Party until paid in full by the Indemnifying Party.

                                    ARTICLE 8

                                  Miscellaneous

      8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Affiliate" when used with respect to any Person, means any Person that by means of the majority of shares or otherwise, is controlled by such Person, is controlling such Person or is under common control with such Person. A Person shall be regarded as in control of another Person if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other Person, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Person.

            "Agreement" has the meaning specified in the preamble of this Agreement.

            "Agtrol Argentina" has the meaning specified in the recitals of this Agreement.

            "Agtrol International" has the meaning specified in the recitals of this Agreement.

            "Agtrol Mexico" has the meaning specified in the recitals of this Agreement.

            "Agtrol S.A." has the meaning specified in the recitals of this Agreement.

            "Argentina Stock Sale" has the meaning specified in Section 6.10.

            "Assumed Liabilities" has the meaning specified in Section 2.2.

            "Balance Sheet" has the meaning specified in Section 4.3.

            "Benefit Plans" has the meaning specified in Section 4.16(c).

            "Business" has the meaning specified in Section 6.4(a).

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

            "Business Records" has the meaning specified in Section 1.2(g).

            "Business Secrets" has the meaning specified in Section 4.19(a)

            "Buyer" has the meaning specified in the preamble of this Agreement.

            "Buyer Indemnitees" has the meaning specified in Section 7.1.

            "Buyer Note" has the meaning specified in Section 2.1(a).

            "Cash Amount" has the meaning specified in Section 2.1(a).

            "Closing" has the meaning specified in Section 3.1(a).

            "Closing Date" has the meaning specified in Section 3.1(a).

            "COBRA" has the meaning specified in Section 6.2(f).

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collection Period" has the meaning specified in Section 2.5(a).

            "Collections" has the meaning specified in Section 2.5(a).

            "Contract Interest" has the meaning specified in Section 2.4.

            "Contract" has the meaning specified in Section 1.2(d).

            "Copper Product" means any product of the U.S. Agtrol Division in which copper or any copper compound is an active ingredient: (i) currently sold or distributed by the U.S. Agtrol Division, (ii) sold or distributed at any time during the three (3) years prior to the Effective Date by the U.S. Agtrol Division, (iii) currently in development by the U.S. Agtrol Division or (iv) Substitute Products of any of the foregoing.

            "Disclosure Schedule" has the meaning specified in Article 4.

            "Effective Date" has the meaning specified in the preamble of this Agreement.

            "Effective Date Inventory  Calculation" has the meaning specified in
      Section 2.1(b).

            "Employees" has the meaning specified in Section 4.15.

            "Employment Date" has the meaning specified in Section 6.2(a).

            "Environmental Laws" has the meaning specified in Section 4.18.

            "ERISA" has the meaning specified in Section 4.16(c).

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that is or has ever been treated as a single employer with the Seller under Section 414(b), (c), (m) or (o) of the Code.

            "Excess Inventory" has the meaning specified in Section 2.1(d).

            "Excess  Inventory  Amount"  has the  meaning  specified  in Section
      2.1(d).

            "Excluded Assets" has the meaning specified in Section 1.3.

            "Excluded Liabilities" has the meaning specified in Section 2.2.

            "Facility" means the Sumter, South Carolina facility of the Seller.

            "FIFRA" has the meaning specified in Section 4.18.

            "Financial Statements" has the meaning specified in Section 4.3.

            "Foreign Purchase Agreements" has the meaning specified in Section 7.4(b).

            "French Asset Sale" means the sale contemplated to occur after the Closing Date between certain Affiliates of the Seller and an Affiliate of Buyer, pursuant to which such Seller's Affiliates would sell, and such Buyer's Affiliate would buy, certain of the assets of Agtrol International used in the conduct of its business in and from France, excluding the Bordeaux facility.

            "GAAP" has the meaning specified in Section 4.4.

            "Hazardous   Substance"   means  any  and  all  hazardous  or  toxic
      substances, materials or wastes as may be defined or listed under the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act or any comparable state statute or any regulation promulgated under any of such federal or state statutes.

            "Indemnified Party" has the meaning specified in Section 7.3(a).

            "Indemnity Claim" has the meaning specified in Section 7.3(a).

            "Indemnifying Party" has the meaning specified in Section 7.3(a).

            "Inventory" has the meaning specified in Section 1.2(c).

            "Inventory Count" has the meaning specified in Section 2.1(b).

            "Inventory Value Shortfall" has the meaning specified in Section 2.1(d).

            "Laws" has the meaning specified in Section 4.12.

            "LC Holdings" has the meaning specified in the recitals of this Agreement.

            "Leasehold Interests" has the meaning specified in Section 1.2(b).

            "Leases" has the meaning specified in Section 4.7(b).

            "License Agreement" has the meaning specified in Section 2.6.

            "Lien" means any security interest, mortgage, deed of trust, charge, pledge, claim, right of Person other than the Seller, lien, restriction or similar encumbrance.

            "Material Adverse Effect" means any materially adverse effect on or change to the results of operations or the financial condition or prospects of the U.S. Agtrol Division, except for any such changes or effects affecting the U.S. economy or the chemical crop protection industry in general.

            "Mexico Stock Sale" has the meaning specified in Section 6.10.

            "Non-Copper Products" means a product of the U.S. Agtrol Division in which neither copper nor any copper compound is an active ingredient.

            "Note Amount" has the meaning specified in Section 2.1(a).

            "Permits" has the meaning specified in Section 4.14.

            "Permitted Liens" means landlords', mechanics' and workmens' liens.

            "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization of whatever nature.

            "Prepaids" has the meaning specified in Section 1.2(f).

            "Product Liability Matter" has the meaning specified in Section 4.13(c). "Product Warranty Matter" has the meaning specified in Section 4.13(c).

            "Purchase Price" has the meaning specified in Section 2.1(a).

            "Purchased Assets" has the meaning specified in Section 1.2.

            "Receivables" has the meaning specified in Section 1.2(f).

            "Registrations" has the meaning specified in Section 4.14.

            "Restricted Area" has the meaning specified in Section 6.4(a).

            "Restricted Period" has the meaning specified in Section 6.4(a).

            "Rework Cost" has the meaning specified in Section 6.9.

            "Seller"  has  the  meaning   specified  in  the  preamble  of  this
      Agreement.

            "Seller Indemnitees" has the meaning specified in Section 7.2.

            "Settlement Notice" has the meaning specified in Section 7.3(c)(ii).

            "Substitute Products" means products with substantially similar performance characteristics, efficacy or functionality.

            "Sumter Plant" has the meaning specified in Section 1.3(p).

            "Supply Agreement" has the meaning specified in Section 2.6.

            "Tangible Personal Property" has the meaning specified in Section 1.2(a).

            "Taxes" has the meaning specified in Section 4.6.

            "Third Party Claim" has the meaning specified in Section 7.3(b).

            "Transaction Documents" has the meaning specified in Section 4.1(b).

            "U.S. Agtrol Division" has the meaning specified in the recitals of this Agreement.

            "U.S. Employees" has the meaning specified in Section 6.2(a).

            "WARN Act" has the meaning specified in Section 6.2(b).

      8.2 Certain Understandings. Notwithstanding anything to the contrary contained in this Agreement:

            (a) For purpose of this Agreement, the term "knowledge of the Seller", and any variation thereof shall be deemed to refer only to the knowledge the individuals listed on Schedule 8.2(a).

            (b) To the extent a representation or warranty in this Agreement requires the disclosure of any contract or agreement, the applicable representation or warranty shall be deemed to exclude any agreement under which the obligations of the parties thereto have been performed.

            (c) Certain matters and items disclosed in the Disclosure Schedule may not be required to be disclosed therein, but may be disclosed therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure.

            (d) The term "including" and all derivatives and variations thereof shall mean "including, without limitation".

            (e) Notwithstanding any cross-referencing which may be undertaken in the Disclosure Schedule or any Schedule thereof, any matter identified in any one or more of the Schedules of the Disclosure Schedule shall be deemed disclosed for purposes of any other Schedule of the Disclosure Schedule.

      8.3 Binding Agreement. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, legal representatives, successors and assigns.

      8.4 Assignment. No party may assign this Agreement or any rights or obligations hereunder, directly or directly, other than to an Affiliate of such party, except with the prior written consent of the other party hereto. No assignment shall relieve the assigning party of any of its obligations hereunder.

      8.5 Public Announcements. Except as may be required to comply with the requirements of any applicable law or as required under the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates are listed, no party to this Agreement shall make any public announcement in respect of this Agreement or the transactions contemplated by this Agreement or otherwise communicate with respect thereto with any news media without prior notification to the other parties. The parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release or public statement.

      8.6 Law To Govern. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws. Any litigation arising hereunder or related hereto or under any of the other Transaction Documents may be tried by the United States District Court for the Southern District of New York, provided that if such litigation shall not be permitted to be tried by such court then such litigation may be held in the state courts of New York sitting in New York City. Each party irrevocably consents to and confers personal jurisdiction on the United States District Court for the Southern District of New York, or, if (but only if) the litigation in question shall not be permitted to be tried by such court, on the state courts of New York sitting in New York City, and expressly waives any objection to the venue of such court, as the case may be, and agrees that service of process may be made on such party by mailing a copy of the pleading or other document by registered or certified mail, return receipt requested, to its or his addresses for the giving of notice provided for in Section 8.7 hereof, with service being deemed to be made five (5) Business Days after the giving of such notice. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      8.7 Notices. All notices shall be in writing and shall be deemed to have been duly given if telefaxed, transmission confirmed, within one (1) Business Day after transmission, if delivered personally or sent by overnight courier, postage prepaid, return receipt requested, upon receipt, or if mailed via registered or certified mail, return receipt requested, postage prepaid, within five (5) Business Days after deposit in the mail, to the other party hereto at the following addresses:

                           if to the Seller, to:

                           Phibro-Tech, Inc.
                           c/o Philipp Brothers Chemicals, Inc.
                           One Parker Plaza
                           Fort Lee, New Jersey 07024
                           United States of America
                           Attn: President
                           Facsimile: 201 944-6245
                           with a copy to:

                           Phibro-Tech, Inc.
                           c/o Philipp Brothers Chemicals, Inc.
                           One Parker Plaza
                           Fort Lee, New Jersey 07024
                           United States of America
                           Attn: General Counsel
                           Facsimile: 201 944-6245

                           if to Buyer, to:

                           Nufarm Limited
                           103-105 Pipe Road
                           Laverton North 3026
                           Victoria
                           Australia
                           Attn: Group General Manager Operations
                           Facsimile: 011 613-9282-1007

                           with a copy to:

                           Nufarm, Inc.
                           1333 Burr Ridge Parkway
                           Burr Ridge, Illinois 60521
                           United States of America
                           Attn:  General Manager
                           Facsimile:  713-266-7623

or to such other addresses as any such party may designate in writing in accordance with this Section 8.7.

      8.8 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) sets forth the entire understanding of the parties hereto in respect of the subject matter hereof and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter. No amendment, modification or waiver of this Agreement, or any provision hereof, shall be binding unless made in writing and executed by the parties hereto. In the event of any conflict between the terms of this Agreement and the terms of any other Transaction Document, the terms of this Agreement shall prevail.

      8.9 Waivers. No failure by any of the parties hereto to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement to be performed or complied with by any party hereto, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party or parties. No waiver by any of the parties hereto of any breach of any covenant or condition hereof on the part of the other party or parties hereto to be kept and performed shall be considered to be a continuing waiver of such covenant or provision, or of any subsequent breach thereof, unless otherwise expressly provided for in such waiver.

      8.10 Severability. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had been limited or modified (consistent with its general intent) to the extent necessary so that it shall be valid, legal and enforceable, or if it shall not be possible so to limit or modify such invalid or illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

      8.11 Income Tax Position. No party hereto shall take a position for income Tax purposes which is inconsistent with an express provision of this Agreement.

      8.12 Third-Party Beneficiaries. Nothing herein, express or implied, is intended or shall be construed to or shall confer upon or give to any Person, other than the parties hereto (and the respective Seller Indemnitees and Buyer Indemnitees to the extent provided in Article 7), any rights, remedies or other benefits under or by reason of this Agreement or any documents executed in connection with this Agreement.

      8.13 Time of the Essence. Time is of the essence with respect to each party's respective obligations under or pursuant to this Agreement.

      8.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY SUCH AGREEMENT OR INSTRUMENT.

      8.15 Drafting. This Agreement has been drafted and negotiated in the State of New York. No party shall be deemed to have drafted this Agreement but rather this Agreement is a collaborative effort of the undersigned parties and their attorneys.

      8.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

      8.17 Headings. The Section and Schedule headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of such Sections and Schedules.

      8.18 Further Assurances. At any time and from time to time following the Closing, at the request of any party and without further consideration, any other party hereto shall provide, execute and/or deliver such documents or instruments, and take such actions, as the requesting party hereto or its counsel may reasonably deem necessary or desirable in order to consummate or otherwise to implement the provisions and purposes of this Agreement or to comply with applicable Laws, including the provision of audited financial statements, as necessary. The parties hereto agree to cooperate fully in implementing a smooth and orderly transfer of the business of the U.S. Agtrol Division and the Purchased Assets from the Seller to Buyer.

      8.19 Dispute Resolution.

            (a) The parties hereto shall attempt to resolve any dispute or controversy arising out of or in connection with this Agreement in accordance with this Section 8.19. The parties shall first refer the dispute to management-level employees who have oversight of operational matters to negotiate in good faith during a period of fifteen (15) days for resolution of the dispute. If such employees are unable to resolve the dispute, the parties shall refer the dispute to chief executive officer of the Seller and the chief executive officer of Nufarm Limited to negotiate in good faith during a period of fifteen (15) days for resolution of the dispute. No party may bring a claim under or in connection with this Agreement unless and until it such procedure has been concluded with respect to such claim. Notwithstanding the foregoing, any party may at any time seek equitable relief, including an injunction, as a remedy in a court of law.

            (b)   Each   of  the   parties   hereto   hereby   irrevocably   and
      unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may not or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York state or federal court located in the Borough of Manhattan, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 8.6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have duly executed this United States Asset Purchase Agreement as of the date first above written.

                                       PHIBRO-TECH, INC.

                                       By: /s/ W. Dwight Glover
                                          ------------------------------
                                          Name: W. Dwight Glover
                                          Title: President


                                       NUFARM, INC.

                                       By: /s/ Kevin Martin
                                          ------------------------------
                                       Name: Kevin Martin
                                       Title: Authorized Signatory